                                                        EX-99.B(j)tmconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to
Registration Statement No. 333-95015 on Form N-1A of Waddell & Reed
Advisors Tax-Managed Equity Fund, Inc. of our report dated August 4, 2000, appearing in the Statement of Additional Information, which is part of this
Registration Statement, and to the references to us under the caption
"Financial Highlights" in the Prospectus, which also is a part of this
Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 13, 2000